Victory Park Master Fund, Ltd.
                              227 W. Monroe Street
                                   Suite 3900
                                Chicago, IL 60606

                                       and


                         Sandhurst Asset Management, LLC
                             800 Connecticut Avenue
                                    4th Floor
                                Norwalk, CT 06854



                                                               December 20, 2007

Global Aircraft Solutions, Inc., and all other Companies under the Securities Purchase Agreement
6451 S. Country Club, Suite 111
Tuscon, AZ 85706


Ladies and Gentlemen:

     We refer to the Securities Purchase Agreement ("SPA") and Debentures and related ancillary documents, dated as of December 20, 2007 ("Transaction Documents") by and among Global Aircraft Solutions, Inc., Hamilton Aerospace Technologies, Inc., World Jet Corporation, Hamilton Aerospace Mexico S.A. de C.V. (collectively, the "Companies") and the Buyers referred to therein and such undersigned Buyers and subsequent Holders thereof (collectively, the "Buyers"). Capitalized terms used and not defined herein have the meanings given to such terms in the Transaction Documents, as applicable.

     Section 7 of the SPA sets forth the conditions precedent to the obligation of the Buyers to purchase the Debentures under the Transaction Documents. Notwithstanding the terms of Section 7, the parties acknowledge that the conditions precedent identified in Schedule 1 attached hereto will not be satisfied on or prior to December 20, 2007 (collectively, the "Post-Closing Conditions"). The Buyers agree to waive the satisfaction of the Post-Closing Conditions as conditions precedent to the purchase of the Debentures under the Transaction Documents, and in consideration thereof, the Companies agree to complete or cause to complete, as applicable, the actions required thereby on or before the applicable completion deadline identified in Schedule 1. The Companies agree that the failure to fully complete such actions on or before the applicable completion deadline identified in Schedule 1 shall (i) constitute an Event of Default under the Debentures, and (ii) automatically cause the interest rate to be calculated at the Default Rate until such time as all Post-Closing Conditions have been performed, satisfied, waived by all the Buyers, or otherwise fulfilled as determined in the sole discretion of the Buyers; provided, however, in each case, such failure shall not in any way impair the effectiveness of the Transaction Documents.

     The Companies further agree that none of the Aircraft and/or Engines may be sold and no monies shall be collected as deposits against the sale proceeds of said Aircraft and/or Engines until the Deposit Account Control Agreements have been executed and delivered by all parties thereto. Any sale by the Companies of any Aircraft or Engines prior to the execution and delivery of the Deposit Account Control Agreements shall be deemed an Event of Default under the Debentures.

     Except as provided above, the Transaction Documents remain unmodified and in full force and effect. The execution and delivery of this letter agreement by the Buyers is a one time accommodation and shall not be deemed to create a course of dealing or otherwise create any express or implied duty by the Buyers. The Buyers reserve all rights and remedies available to them under the Transaction Documents. The agreements contained herein shall be governed by, and construed in accordance with, the law of the State of New York. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. This letter agreement is a Transaction Document.

     The Companies should indicate their agreement to the foregoing by signing and returning to the Buyers a counterpart of this letter agreement.



                           [Signature Pages Following]

                                              Very truly yours,



                                              BUYERS:

                                              VICTORY PARK MASTER FUND, LTD., as
                                              Lead Secured Party and on behalf
                                              of itself


                                              By: Victory Park Capital Advisors,
                                              LLC, its investment manager

                                              By: /s/   Matthew Ray
                                              ----------------------------------
                                                 Name:  Matthew Ray
                                                 Title: Principal






                                              SANDHURST ASSET MANAGEMENT, LLC


                                              By: /s/   Eric Kamisher
                                              ----------------------------------
                                                 Name:  Eric Kamisher
                                                 Title: Managing Director

                                          Agreed and Accepted:
                                          --------------------



                                          COMPANIES:

                                          GLOBAL AIRCRAFT SOLUTIONS INC.


                                          By:  /s/  John B. Sawyer
                                             -----------------------------------
                                             Name:  John B. Sawyer
                                             Title: President




                                          HAMILTON AEROSPACE TECHNOLOGIES, INC.


                                          By:  /s/  John B. Sawyer
                                             -----------------------------------
                                             Name:  John B. Sawyer
                                             Title: President


                                          WORLD JET CORPORATION


                                          By:  /s/  John B. Sawyer
                                             -----------------------------------
                                             Name:  John B. Sawyer
                                             Title: President




                                          HAMILTON AEROSPACE MEXICO S.A. DE C.V.


                                          By:  /s/  John B. Sawyer
                                             -----------------------------------
                                             Name:  John B. Sawyer
                                             Title: President

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                                                        Schedule 1
                                                  Post-Closing Conditions
                                                  -----------------------

                                Description                                                    Completion Deadline
                                -----------                                                    -------------------

Deliver fully executed Deposit Accounts Control Agreements reasonably acceptable     10 Business Days following the Closing Date.
to the Secured Parties covering the deposit accounts provided to the Secured
Parties in writing.

Obtain registered, free and clear title to or complete the lawful sale of Aircraft   30 days following the Closing Date.
49364 DC-9-82 (MD-82).

Obtain the release of Bank of New York to any liens filed with the FAA and IR.       30 days following the Closing Date.

Obtain the release of BCI Aircraft Leasing, Inc. to any liens on file with the       30 days following the Closing Date.
UCC, FAA and International Registry.

Obtain the Insurance Certificate of Southeast Marine and Aviation                    10 days following the Closing Date.









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